Exhibit 99. A

JOINT FILING STATEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13G and any amendments thereto to which this exhibit is attached is filed on behalf of each of them.

Date:  February 14, 2006

KELSO PARTNERS V, L.P.
Signature: *
By:	Philip E. Berney, its General Partner

KELSO INVESTMENT ASSOCIATES V, L.P
Signature: *
By:	Kelso Partners V, L.P., its General Partner, by Philip E. Berney, its General Partner

KELSO EQUITY PARTNERS V, L.P.
Signature: *
By:	Philip E. Berney, its General Partner

PHILIP E. BERNEY
Signature: *

FRANK K. BYNUM, JR.
Signature: *

JAMES J. CONNORS, II
Signature:	/s/ James J. Connors, II

MICHAEL B. GOLDBERG
Signature:

FRANK J. LOVERRO
Signature: *

GEORGE E. MATELICH
Signature:	*

FRANK T. NICKELL
Signature:	*

JOSEPH S. SCHUCHERT
Signature:	*

DAVID I. WAHRHAFTIG
Signature:	*

THOMAS R. WALL, IV
Signature:	*

*By:	/s/ James J. Connors, II
Name:	James J. Connors, II
Attorney-in-fact